UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 7, 2017
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing, Pennsylvania 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2017, Customers Bancorp, Inc. ("Customers Bancorp") and its subsidiary, Customers Bank ("Customers Bank," and, together with Customers Bancorp, "Customers") entered into a Purchase and Assumption Agreement (the "Purchase Agreement") with Flagship Community Bank ("Flagship").

Subject to the terms and conditions of the Purchase Agreement, Customers will sell to Flagship the assets, and Flagship will assume from Customers the liabilities, of the BankMobile division of Customers Bank.  The purchase price to be paid by Flagship to Customers is $175,000,000, which is subject to adjustment as provided in the Purchase Agreement.  Customers expects that its net proceeds on the closing of the transaction will be approximately $173 million, and expects to realize a pre-tax net benefit from this transaction of approximately $100 million, considering the expected purchase price adjustments, fees, expenses, and the payment of transaction-based compensation of approximately $24.5 million to certain Customers employees, pursuant to the terms previously disclosed by Customers in its Current Report on Form 8-K filed December 30, 2016.

The transaction has been approved by the respective board of directors of Customers Bancorp, Customers Bank and Flagship.  Certain matters related to the transaction must be approved by the shareholders of Flagship, which will be considered and voted on at a special meeting of Flagship's shareholders to be held not later than May 31, 2017.

The Purchase Agreement includes customary representations, warranties and covenants of the parties. Customers' covenants include, among other things, a requirement to conduct the BankMobile business in the ordinary course during the period between the execution of the Purchase Agreement and closing of the transaction, a prohibition against soliciting proposals relating to alternative business combination transactions and, with certain exceptions, a prohibition against engaging in discussions or negotiations relating to proposals regarding alternative business combination transactions. In addition, Customers has agreed to five-year non-competition and non-solicitation terms, which will prohibit Customers from engaging or assisting others in engaging in the Business (as defined in the Purchase Agreement) or owning a material interest in another entity engaged in the Business, and will generally prohibit Customers from hiring or soliciting Flagship's employees for employment or encouraging them to leave Flagship's employment. Flagship's covenants include, among other things, a prohibition against soliciting proposals relating to alternative business combination transactions and, with certain exceptions, a prohibition against engaging in discussions or negotiations relating to proposals regarding alternative business combination transactions.

Completion of the transaction is subject to certain closing conditions, including (i) receipt of required regulatory approvals, (ii) Flagship obtaining financing in an amount not less than $260,000,000, (iii) approval by Flagship shareholders of certain matters related to the transaction and (iv) certain other customary conditions.

The Purchase Agreement contains certain termination rights for both Customers and Flagship.  If closing of the transaction does not occur by September 30, 2017, Customers and Flagship may mutually agree to extend the closing deadline to March 31, 2018, provided that Customers makes payment to Flagship of an extension fee of $100,000 (if the extension is due to the lack of receipt of regulatory approvals by such date) or $300,000 (if the extension is for any other reason).

Each party has agreed to indemnify the other for certain breaches of its representations, warranties and covenants, and with respect to certain matters relating to the assets being transferred and liabilities being assumed.  In addition, Customers has agreed to indemnify Flagship's directors and officers, and to provide liability insurance for the benefit of those directors and officers, with respect to any claims relating to the transactions contemplated by the Purchase Agreement.  Customers also has agreed to pay all of Flagship's expenses associated with the transactions contemplated by the Purchase Agreement, including legal and investment banking fees, provided that all expenses paid by Customers that are associated with Flagship's financing will be reimbursed to Customers upon successful completion of the financing and closing of the transaction.

At closing, the parties also will enter into a transition services agreement, pursuant to which Customers will provide certain services to Flagship for a limited period after closing.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement and the above description have been included to provide Customers' investors with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about Customers, Flagship or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates set forth therein, are solely for the benefit of the parties to the Purchase Agreement, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Customers, Flagship or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Customers' public disclosures.  Accordingly, investors should read the representations, warranties and covenants in the Purchase Agreement not in isolation but only in conjunction with the other information about Customers that Customers includes in reports, statements and other filings that it makes with the Securities and Exchange Commission.

Customers issued a press release dated March 8, 2017 announcing the execution of the Purchase Agreement.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Assumption Agreement dated as of March 7, 2017 among Flagship Community Bank, Customers Bank and Customers Bancorp, Inc.*
99.1	Press Release dated March 8, 2017.

*  The schedules to this agreement have been omitted in accordance with Item 601(b) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: Executive Vice President and Chief Financial Officer

Date: March 8, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Assumption Agreement dated as of March 7, 2017 among Flagship Community Bank, Customers Bank and Customers Bancorp, Inc.*
99.1	Press Release dated March 8, 2017.

*  The schedules to this agreement have been omitted in accordance with Item 601(b) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.